EXHIBIT 99.1

External Investor Relations Contact: Kirin Smith PCG Advisory Group (646) 863-6519 ksmith@pcgadvisory.com	Investor Relations/Media Contact: Todd Waltz (408) 213-0940 investors@aemetis.com

Aemetis Reports Second Quarter 2022 Financial Results

Revenue Increased 20% over Q2 2021

CUPERTINO, Calif. – August 4, 2022 - Aemetis, Inc. (NASDAQ: AMTX), an international renewable natural gas and renewable fuels company focused on negative carbon intensity products, today announced its financial results for the three and six months ended June 30, 2022.

“Revenues for the second quarter of 2022 increased 20% to $65.9 million, compared to $54.9 million during the second quarter of 2021 as expanded demand for liquid transportation fuels raised our average ethanol price to $3.13 per gallon,” said Todd Waltz, Chief Financial Officer of Aemetis. “Investments in capital projects that reduce carbon intensity were $12.1 million for the second quarter of 2022, and $23.5 million year to date, as our engineering and construction teams moved forward with the initiatives outlined in our Five-Year Plan,” added Waltz.

“We are pleased with the milestones accomplished during the first half of 2022, including the launch of operational management of the 125-acre Riverbank Industrial Complex for our sustainable aviation fuel and renewable diesel plant, the purchase of 24 acres for the carbon capture and sequestration injection well at the Riverbank site, and signing $3.5 billion in off-take agreements for sustainable aviation fuel with major airlines and $3.2 billion in off-take contracts for renewable diesel with a leading travel stop chain,” said Eric McAfee, Chairman and CEO of Aemetis.  “The Aemetis Biogas RNG project progressed with construction in progress on five dairy digesters, completing construction of 20 miles of our 40-mile biogas pipeline, completing the biogas-to-RNG production facility and commissioning of the utility gas pipeline interconnection unit.   Importantly, we closed two low-interest rate credit facilities for a total of up to $100 million of new financing to fund the pre-project financing of the carbon reduction projects at the Keyes ethanol plant and to fund the pre-project financing of land, engineering, permitting, test wells and related equipment for the jet/diesel plant and the two CO2 sequestration wells.

These milestones reflect our execution of the projects under our Five-Year Plan that produce negative carbon intensity products and rapidly grow value for Aemetis shareholders.  We invite investors to review the Aemetis Corporate Presentation on the Aemetis home page prior to the earnings call.

Today, Aemetis will host an earnings review call at 11:00 a.m. Pacific time (PT).

Live Participant Dial In (Toll Free): +1-877-545-0523 entry code 571805

Live Participant Dial In (International): +1-973-528-0016 entry code 571805

Webcast URL:  https://www.webcaster4.com/Webcast/Page/2211/46277

For details on the call, please visit http://www.aemetis.com/investors/conference-calls/

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Financial Results for the Three Months Ended June 30, 2022

Revenues during the second quarter of 2022 increased 20% to $65.9 million compared to $54.9 million for the second quarter of 2021.  Our California Ethanol operations experienced steady sales volume with an increase in the selling price of ethanol from $2.78 per gallon in the second quarter of 2021 to $3.13 per gallon in the second quarter of 2022. Delivered corn price increased significantly from an average price of $8.04 per bushel during the second quarter of 2021 to $10.21 per bushel during the second quarter of 2022, as continued poor railroad performance impacted the delivered cost and supply of corn into California.

Gross loss for the second quarter of 2022 was $214,000, compared to $3.6 million gross profit during the second quarter of 2021.  Our California Ethanol segment accounted for substantially all of the reported, consolidated gross loss or profit, respectively, in both periods.

Selling, general and administrative expenses were $7.1 million during the second quarter of 2022, compared to $5.8 million during the second quarter of 2021 as a result of investments in our ultra-low carbon initiatives and non-cash charges for stock compensation.

Operating loss was $7.7 million for the second quarter of 2022, compared to an operating loss of $2.1 million for the second quarter of 2021.

Interest expense during the second quarter of 2022 was $6.7 million, excluding accretion and other expenses in connection with Series A preferred units in our Aemetis Biogas LLC subsidiary, compared to $5.2 million during the second quarter of 2021.  Additionally, our Aemetis Biogas LLC subsidiary recognized $1.5 million of accretion and other expenses in connection with preference payments on its preferred stock during the second quarter of 2022 compared to $3.8 million during the second quarter of 2021.

The EdenIQ litigation was settled during the second quarter of 2022 for $4.8 million, including litigation costs, allowing for the release of $1.4 million of litigation reserves.  Additionally, a grant of $14.2 million was received from the United States Department of Agriculture (“USDA”) Biofuel Producer Program.

Net loss was $209,000 for the second quarter of 2022, compared to a net loss of $10.6 million for the second quarter of 2021.

Cash at the end of the second quarter of 2021 was $3.6 million, compared to $7.8 million at the close of the fourth quarter of 2021.  Investments in capital projects of $12.1 million were made during the second quarter of 2022 further highlighting our commitment to build ultra-low carbon projects.

Financial Results for the Six Months Ended June 30, 2022

Revenues were $118.0 million for the first half of 2022, compared to $97.7 million for the first half of 2021, driven by an increase in the selling price of ethanol to $2.86 per gallon from $2.34 per gallon on sales of 29.9 million gallons compared to 30.8 million gallons during the same period of 2021.

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Gross loss for the first half of 2022 was $3.3 million, compared to a gross profit of $38 thousand during the first half of 2021, primarily attributable to delivered corn price increasing to $9.50 per bushel during the first half of 2022 from $7.44 per bushel during the first half of 2021.

Selling, general and administrative expenses were $14.4 million during the first half of 2022, compared to $11.1 million during the first half of 2021.

Operating loss was $18.1 million for the first half of 2022, compared to $11.1 million for the first half of 2021.

Interest expense was $12.9 million during the first half of 2022, excluding accretion and other expenses of Series A preferred units in our Aemetis Biogas LLC subsidiary, compared to interest expense of $12.4 million during the first half of 2021.  Additionally, our Aemetis Biogas LLC subsidiary recognized $3.1 million of accretion and other expenses in connection with preference payments on its preferred stock during the first half of 2022 compared to $5.7 million during the first half of 2021.

Net loss for the first half of 2022 was $18.5 million, compared to a net loss of $28.7 million during the same period of 2021.  Included in net income is the receipt of a grant of $14.2 million from the from the United States Department of Agriculture (“USDA”) Biofuel Producer Program.

Investments in capital projects of $23.5 million were made during the first half of 2022 further indicating progress on our new projects.

About Aemetis

Aemetis has a mission to transform renewable energy with below zero carbon intensity transportation fuels. Aemetis has launched the Carbon Zero production process to decarbonize the transportation sector using today's infrastructure.

Aemetis Carbon Zero products include zero-carbon fuels that can "drop-in" to be used in airplanes, truck, and ship fleets. Aemetis low-carbon fuels have substantially reduced carbon intensity compared to standard petroleum fossil-based fuels across their lifecycle.

Headquartered in Cupertino, California, Aemetis is an international renewable natural gas and  renewable fuels, company focused on the acquisition, development, and commercialization of innovative technologies that replace petroleum-based products and reduce greenhouse gas emissions.  Founded in 2006, Aemetis has completed Phase 1 and is expanding a California biogas digester network and pipeline system to convert dairy waste gas into Renewable Natural Gas (RNG).  Aemetis owns and operates a 65 million gallon per year ethanol production facility in California's Central Valley near Modesto that supplies about 80 dairies with animal feed.  Aemetis also owns and operates a 50 million gallon per year production facility on the East Coast of India, producing high-quality distilled biodiesel and refined glycerin for customers in India and Europe.  Aemetis is developing the Carbon Zero Sustainable Aviation Fuel (SAF) and renewable diesel fuel biorefineries in California from renewable oils and orchard and forest waste.  Aemetis holds a portfolio of patents and exclusive technology licenses to produce renewable fuels and biochemicals.  For additional information about Aemetis, please visit www.aemetis.com.

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NON-GAAP FINANCIAL INFORMATION

We have provided non-GAAP measures as a supplement to financial results based on GAAP. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying supplemental data. Adjusted EBITDA is defined as net income/(loss) plus (to the extent deducted in calculating such net income) interest expense, gain on extinguishment, income tax expense, intangible and other amortization expense, accretion expense, depreciation expense, gain on litigation, and share-based compensation expense.

Adjusted EBITDA is not calculated in accordance with GAAP and should not be considered as an alternative to net income/(loss), operating income or any other performance measures derived in accordance with GAAP or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a useful performance measure that is widely used within the industry in which we operate. In addition, management uses Adjusted EBITDA for reviewing financial results and for budgeting and planning purposes.  Adjusted EBITDA measures are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison between companies.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events or other statements that are not historical facts. Forward-looking statements in this news release include, without limitation, statements relating to our five-year growth plan; trends in market conditions with respect to prices for inputs for our products versus prices for our products; our ability to leverage approved feedstock pathways; our ability to leverage our location and infrastructure; our ability to incorporate lower-cost, non-food advanced biofuels feedstock at the Keyes plant; our ability to adopt value-add by-product processing systems; our ability to expand into alternative markets for biodiesel and its by-products, including continuing to expand our sales into international markets; our ability to maintain and expand strategic relationships with suppliers; our ability to continue to develop new and to maintain and protect new and existing intellectual property rights; our ability to adopt, develop and commercialize new technologies; our ability to extend or refinance our senior debt on terms reasonably acceptable to us or at all; our ability to continue to fund operations and our future sources of liquidity and capital resources; our ability to fund, develop, build, maintain and operate digesters, facilities and pipelines for our Dairy Renewable Natural Gas segment; our ability to fund, develop and operate our Carbon Capture and Sequestration projects, including obtaining required permits; our ability to receive awarded grants by meeting all of the required conditions, including meeting the minimum contributions; our ability to sell additional notes under our EB-5 note program and our expectations regarding the release of funds from escrow under our EB-5 note program; our ability to improve margins; and our ability to raise additional capital. Words or phrases such as “anticipates,” “may,” “will,” “should,” “could,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current assumptions and predictions and are subject to numerous market risks, uncertainties and other risks detailed in our reports filed with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 and in our subsequent filings with the SEC.  Actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain factors, including, without limitation, competition in the ethanol, biodiesel and other industries in which we operate, commodity market risks including those that may result from current weather conditions, financial market risks, customer adoption, counter-party risks, risks associated with changes to federal policy or regulation, demand for high grade alcohol and related products. We are not obligated, and do not intend, to update any of these forward-looking statements at any time unless an update is required by applicable securities laws.

(Tables follow)

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AEMETIS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited, in thousands except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues	$65,901	$54,884	$117,950	$97,691
Cost of goods sold	66,115	51,238	121,249	97,653
Gross profit (loss)	(214)	3,646	(3,299)	38

Research and development expense	51	21	87	44
Selling, general and admin. expense	7,061	5,753	14,367	11,135
Other operating expense	360	-	360	-
Operating loss	(7,686)	(2,128)	(18,113)	(11,141)

Interest expense
Interest rate expense	4,928	4,529	9,363	10,494
Debt related fees and Amortization expense	1,740	690	3,566	1,905
Accretion and other expenses of Series A preferred units	1,506	3,800	3,146	5,743
Gain on debt extinguishment	-	(1,134)	-	(1,134)
Gain on litigation	(1,400)	-	(1,400)	-
Other (income) expense	(14,254)	544	(14,295)	513
Loss before income taxes	(206)	(10,557)	(18,493)	(28,662)

Income tax expense	3	-	10	7
Net loss	$(209)	$(10,557)	$(18,503)	$(28,669)

Net loss per common share
Basic	$(0.01)	$(0.34)	$(0.54)	$(1.00)
Diluted	$(0.01)	$(0.34)	$(0.54)	$(1.00)

Weighted average shares outstanding
Basic	34,536	30,924	34,128	28,781
Diluted	34,536	30,924	34,128	28,781

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AEMETIS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,558	$7,751
Accounts receivable	1,278	1,574
Inventories	4,905	5,126
Prepaid and other current assets	5,304	6,242
Total current assets	15,045	20,693

Property, plant and equipment, net	156,790	135,101
Right-of-use and other assets	6,617	5,037
Total assets	$178,452	$160,831

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$19,138	$16,415
Current portion of long term debt	9,003	8,192
Short term borrowings	15,856	14,586
Mandatorily redeemable Series B stock	3,915	3,806
Accrued property taxes	984	6,830
Accrued contingent litigation fees	-	6,200
Other liabilities	11,466	9,301
Total current liabilities	60,362	65,330

Total long term liabilities	240,803	215,739

Stockholders' deficit:
Series B convertible preferred stock	1	1
Common stock	35	33
Additional paid-in capital	221,915	205,305
Accumulated deficit	(339,730)	(321,227)
Accumulated other comprehensive loss	(4,934)	(4,350)
Total stockholders’ deficit	(122,713)	(120,238)
Total liabilities and stockholders' deficit	$178,452	$160,831

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RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss	$(209)	$(10,557)	$(18,503)	$(28,669)
Adjustments:
Interest expense	6,668	5,219	12,929	12,399
Depreciation expense	1,325	1,378	2,661	2,764
Accretion and other expenses of Series A preferred units	1,506	3,800	3,146	5,743
Share-based compensation	1,349	281	3,389	1,116
Intangibles and other amortization	11	12	23	24
Gain on debt extinguishment	-	(1,134)	-	(1,134)
Loss on lease termination	736	-	736	-
Gain on litigation	(1,400)	-	(1,400)	-
Income tax expense	3	-	10	7
Total adjustments	10,198	9,556	21,494	20,919
Adjusted EBITDA(1)	$9,989	$(1,001)	$2,991	$(7,750)

(1)   Included in Net Loss and Adjusted EBITDA for the three and six months ended June 30, 2022 is the cash receipt of a grant of $14.2 million from the United States Department of Agriculture (“USDA”) Biofuel Producer Program.

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PRODUCTION AND PRICE PERFORMANCE

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Ethanol
Gallons sold (in millions)	15.2	15.2	29.9	30.8
Average sales price/gallon	$3.13	$2.78	$2.86	$2.34
Percentage of nameplate capacity	111%	110%	109%	112%
WDG
Tons sold (in thousands)	104.0	101.4	204.4	205.3
Average sales price/ton	$146	$105	$130	$106
Delivered cost of corn
Bushels ground (in millions)	5.3	5.2	10.4	10.7
Average delivered cost / bushel	$10.21	$8.04	$9.50	$7.44
Dairy Renewable Natural Gas
MMBtu produced	14.9	13.1	28.9	24.1

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